Exhibit 99.1

F & M Bank Corp.---News and Financials

F & M BANK CORP. ANNOUNCES PROMOTIONS & ORGANIZATIONAL CHANGES

TIMBERVILLE, VA—June 20, 2013—F & M Bank Corp. (OTCQB: FMBM), parent company of Farmers & Merchants Bank (“F&M Bank”), announces the following promotions and recently announced organizational changes:

Dean Withers, President and CEO stated, “Today, as part of our ongoing strategic planning process, the Board of Directors approved a series of promotions and organizational changes, as recommended by management, designed to prepare us for the continued growth of F&M Bank.

Neil Hayslett will transition into the newly created position of Executive Vice President & Chief Administrative Officer. His areas of responsibility will include executive level supervision of Bank Operations, Information Technology, Loan Operations, Credit Administration, Risk Management, Facilities Management and Corporate Governance.

Stephanie Shillingburg was promoted to Executive Vice President. She will continue her duties as Head of Retail Services, which includes supervision of our Branch network, Investment Advisors and the Sales & Marketing Departments.

Carrie Comer was promoted to Senior Vice President and Chief Financial Officer. Carrie will be responsible for all regulatory reporting, financial management and day to day accounting functions.

Josh Hale was promoted to Senior Vice President and appointed Business Development Leader. Josh’s responsibilities will be expanded to include working closely with all Business Development Officers, Branch Managers and our Sales & Marketing Departments to strengthen our customer base through growth in deposits and specialized services.

Kate Pascarella was promoted to Vice President and Senior Credit Officer. In addition to continuing her duties of managing our bank owned real estate portfolio and working with problem credits, Kate will assume additional responsibilities related to Credit Administration.

Krista Suter was promoted to Vice President and Senior Risk Officer. Krista will continue her duties related to loan review and compliance. She will also assume additional responsibility over deposit and advertising compliance, plus will take a supervisory role over the Internal Audit Department.

Keith Deeds was promoted to Assistant Vice President and will continue his duties as Facilities Manager.”

Withers concluded, “As a result of these changes we will be better positioned to achieve growth opportunities resulting from an improving economy and recent announcements by other banks in our respective market areas. The Board and management are excited about the future of F&M Bank and these promotions/organizational changes will better align our staff resources to function more efficiently in order to meet our strategic growth objectives.”

F & M Bank Corp. is an independent, locally-owned, community bank holding company, offering a full range of financial services, through its subsidiary, F&M Bank’s nine banking offices in Rockingham, Shenandoah and Page Counties, Virginia. The Bank also provides additional services through two loan production offices located in Penn Laird, VA and Fishersville, VA and through its subsidiary, VBS Mortgage located in Harrisonburg, VA.  Additional information may be found by contacting us on the internet at www.FMBankVA.com or by calling (540) 896-8941.

This press release may contain “forward-looking statements” as defined by federal securities laws, which may involve significant risks and uncertainties. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, legislative and regulatory policies, and a variety of other matters. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

SOURCE:	F & M Bank Corp.
CONTACT:	Neil Hayslett, EVP/CFO, F&M Bank
540-896-8941 or NHayslett@FMBankVA.com